Exhibit 99.1
For more information contact:

Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, INC. ANNOUNCES THIRD QUARTER 2018 RESULTS
Revenues of $51.0 million and Gross Margin of 35.4%

VANCOUVER, Wash., November 5, 2018 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2018. These results included:

•	Revenues of $51.0 million, up 39.6% compared to $36.5 million for the third quarter of 2017

•	Gross margin of 35.4% compared to 33.8% for the third quarter of 2017

•	Income from operations of $5.1 million, or 10.0% of revenues, compared to $4.6 million, or 12.6% of revenues, for the third quarter of 2017

GAAP net income for the third quarter of 2018 was $4.0 million, or net income of $0.10 per diluted common share, compared to $2.2 million, or net income of $0.00 per diluted common share, for the third quarter of 2017. Excluding the impact of stock-based compensation and assuming the conversion of all outstanding convertible preferred stock in the period to common stock, non-GAAP net income for the third quarter of 2018 was $5.9 million, or non-GAAP net income of $0.15 per diluted common share, compared to non-GAAP net income of $2.4 million, or non-GAAP net income of $0.08 per diluted common share, for the third quarter of 2017.
“We are pleased with our execution in the quarter despite challenges in the industrial end market in China,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Our strong third quarter results are a testament to the value proposition customers find in our products and the diverse nature of the end markets we serve. With the recent introduction of our 10kW fiber laser and Corona, the industry’s first programmable fiber laser, we have further enhanced our competitive differentiation and are well positioned to continue to grow faster than the overall high-power laser market.”

Third Quarter 2018 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2018	2017	% Change
Revenues	$51,025	$36,547	39.6%
Gross margin	35.4%	33.8%
Income from operations	$5,087	$4,599	10.6%
Operating margin	10.0%	12.6%
Net income	$4,009	$2,244	78.7%
Adjusted EBITDA(1)	$9,184	$6,598	39.2%
Adjusted EBITDA, as percentage of revenues	18.0%	18.1%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Outlook
For the fourth quarter of 2018, nLIGHT expects revenues to be in the range of $45.0 million to $49.0 million, gross margin to be in the range of 32.0% to 35.0%, and Adjusted EBITDA in the range of $5.0 million to $7.0 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Monday, November 5, 2018

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Third Quarter 2018 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://nlight.net/company/investors.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, basic and diluted. Adjusted EBITDA, a non-GAAP financial metric, is used to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as it gives effect to both the conversion of all outstanding preferred stock to common stock, which occurred immediately prior to the closing of nLIGHT’s initial public offering on April 30, 2018, as well as removing the effect of stock-based compensation expense, which we believe to be an informative view of our results during the period.

We define Adjusted EBITDA as net income adjusted for income tax expense, other non-operating expense or income, net interest expense, depreciation and amortization, stock-based compensation and other special items as determined by management, as applicable. We define non-GAAP net income as GAAP net income adjusted for stock-based compensation. We define non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by preferred and common weighted-average shares outstanding during the respective period plus the dilutive effect of any outstanding options or warrants during the period, if applicable.

Tables presenting the reconciliation of net income to Adjusted EBITDA, as well as the reconciliation of net income and net income per share, basic and diluted to non-GAAP net income and non-GAAP net income per share, basic and diluted, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled expectations of net income to Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, our expectations to grow faster than the overall high-power laser market, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future as our operating costs increase, (2) the risk that our revenue growth rate in recent periods may not be indicative of our future performance, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competitiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) our manufacturing capacity and operations may not be appropriate for future levels of demand, (8) our reliance on a small number of customers for a significant portion of our revenues and (9) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Registration Statement on Form S-1 or subsequent filings with the Securities and Exchange Commission. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT,” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Wash., nLIGHT employs over 1,000 people with operations in the U.S., China and Finland. For more information, please visit www.nlight.net.

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$51,025	$36,547	$145,197	$101,098
Cost of revenues(1)	32,978	24,202	94,742	69,106
Gross profit	18,047	12,345	50,455	31,992
Operating expenses:
Research and development(1)	5,475	3,849	14,656	11,585
Sales, general, and administrative(1)	7,485	3,897	20,955	13,300
Total operating expenses	12,960	7,746	35,611	24,885
Income from operations	5,087	4,599	14,844	7,107
Other expense:
Interest income (expense), net	298	(76)	73	(1,047)
Other expense	(537)	(1,043)	(503)	(1,840)
Income before income taxes	4,848	3,480	14,414	4,220
Income tax expense	839	1,236	2,836	3,476
Net income	$4,009	$2,244	$11,578	$744
Less: Income allocated to participating securities	$—	$(2,244)	$(4,415)	$(744)
Net income attributable to common stockholders	$4,009	$—	$7,163	$—
Net income per share, basic	$0.11	$0.00	$0.34	$0.00
Net income per share, diluted	$0.10	$0.00	$0.27	$0.00
Shares used in per share calculations:
Basic	35,007	2,751	20,946	2,660
Diluted	40,332	2,751	26,138	2,660

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenues	$183	$15	$267	$30
Research and development	513	18	738	46
Sales, general, and administrative	1,207	76	1,866	181
	$1,903	$109	$2,871	$257

nLIGHT, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$168,182	$36,687
Accounts receivable, net	21,264	13,353
Inventory	36,242	29,570
Prepaid expenses and other current assets	7,844	4,973
Total current assets	233,532	84,583
Property and equipment, net	20,311	17,968
Intangible assets, net	2,581	1,836
Goodwill	1,387	1,387
Other assets	4,184	4,374
Total assets	$261,995	$110,148

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,779	$12,920
Accrued liabilities	11,077	12,650
Customer advances	510	575
Deferred revenue	133	386
Current portion of long-term debt	102	2,363
Total current liabilities	25,601	28,894
Non-current income taxes payable	4,732	3,930
Long-term debt	16,123	15,108
Other long-term liabilities	2,119	933
Total liabilities	48,575	48,865
Stockholders' equity:
Convertible preferred stock - par value	—	12
Preferred stock - par value	—	—
Common stock - par value	15	2
Additional paid-in capital	322,478	180,657
Accumulated other comprehensive loss	(1,982)	(719)
Accumulated deficit	(107,091)	(118,669)
Total stockholders’ equity	213,420	61,283
Total liabilities and stockholders’ equity	$261,995	$110,148

nLIGHT, Inc.
Select Statements of Cash Flows Data
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$11,578	$744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,312	5,799
Provision for losses on accounts receivable	(34)	175
Stock-based compensation	2,871	257
Loss on disposal of property and equipment	11	7
Loss on debt extinguishment	12	911
Changes in operating assets and liabilities:
Accounts receivable	(8,382)	(3,972)
Inventory	(7,071)	(7,044)
Prepaid expenses and other current assets	(3,076)	188
Other assets	(1,405)	(390)
Accounts payable	1,517	1,636
Other changes	(191)	1,882
Net cash provided by operating activities	2,142	193
Cash flows from investing activities:
Purchases of property, equipment and intangibles	(8,654)	(3,023)
Proceeds from sale of property and equipment	8	6
Net cash used in investing activities	(8,646)	(3,017)
Cash flows from financing activities:
Principal payments on debt and capital leases	(17,300)	(15,291)
Net proceeds from debt financing	16,053	12,500
Cash paid on debt extinguishment	—	(388)
Proceeds from public offerings, net of offering costs	139,089	—
Net proceeds from issuance of convertible preferred stock	—	27,481
Payments of deferred offering costs	—	(6)
Proceeds from stock option exercises	161	278
Net cash provided by financing activities	138,003	24,574
Effect of exchange rate changes on cash	(4)	821
Net increase in cash and cash equivalents	131,495	22,571
Cash and cash equivalents, beginning of period	36,687	13,500
Cash and cash equivalents, end of period	$168,182	$36,071

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$4,009	$2,244	$11,578	$744
Income tax expense	839	1,236	2,836	3,476
Other expense	537	1,043	503	1,840
Interest (income) expense, net	(298)	76	(73)	1,047
Depreciation and amortization	2,194	1,890	6,312	5,799
Stock-based compensation	1,903	109	2,871	257
Adjusted EBITDA	$9,184	$6,598	$24,027	$13,163

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$4,009	$2,244	$11,578	$744
Add back:
Stock-based compensation	1,903	109	2,871	257
Non-GAAP net income	5,912	2,353	14,449	1,001

GAAP weighted average shares outstanding	35,007	2,751	20,946	2,660
Assumed conversion of convertible preferred stock to common stock	—	24,642	10,781	22,543
Non-GAAP weighted average number of shares, basic	35,007	27,393	31,727	25,203
Dilutive effect of common stock options and warrants	5,325	3,115	5,192	1,661
Non-GAAP weighted average number of shares, diluted	40,332	30,508	36,919	26,864

Non-GAAP net income per share, basic	$0.17	$0.09	$0.46	$0.04
Non-GAAP net income per share, diluted	$0.15	$0.08	$0.39	$0.04